Exhibit 99.1
Virtusa Announces Second Quarter Fiscal 2008 Financial Results
•	Revenue grows 34% year-over-year to $40.3 million

•	Income from operations grows 28% year-over-year to $4.7 million

•	Cash and marketable securities grow to $100.2 million
Westborough, MA — (October 31, 2007) — Virtusa Corporation (NASDAQ: VRTU), a global information technology (IT) services company that provides IT consulting, technology implementation and application outsourcing services through an enhanced global delivery model, today reported its financial results for the second quarter of fiscal 2008, ended September 30, 2007.
Second Quarter Fiscal 2008 Financial Results
For the second quarter of fiscal 2008, Virtusa’s revenue increased 33.8% year-over-year and 7.5% sequentially, to $40.3 million.
Virtusa reported second quarter income from operations of $4.7 million, or 11.7% of revenue. This represents an increase of 27.8% compared to $3.7 million for the second quarter of fiscal 2007.
Net income for the second quarter of fiscal 2008 was $4.6 million, or $0.20 per diluted share, compared to $3.8 million, or $0.21 per diluted share, for the second quarter of fiscal 2007. The change in diluted net income per share year-over-year was influenced by a higher effective tax rate and an increase in diluted shares outstanding. The Company’s effective tax rate increased to 17.1% in the second quarter of fiscal 2008 from 3.3% in the second quarter of fiscal 2007 as the Company is no longer recognizing an income statement benefit from the use of its deferred tax assets due to the release of its valuation allowance in fiscal 2007. In addition, the diluted shares outstanding in the second quarter of fiscal 2008 increased 29% year-over-year primarily due to the successful completion of the Company’s initial public offering.
Kris Canekeratne, Virtusa’s Chairman and CEO stated, “We are pleased with the progress we made in our second quarter towards our long-term objective of predictable growth with increasing profitability.” Canekeratne continued, “We added 5 new clients and expanded our existing client relationships in the quarter. We believe that this is indicative of the increased value that we provide through our broad range of IT services, transformational platforming approach and optimal global delivery model, where we provide 20% or less of our services onsite and 80% or more offshore.”
The Company ended the second quarter of fiscal 2008 with $100.2 million of cash and cash equivalents, short-term investments and long-term investments, which is an increase of $60.7 million from the prior quarter, due primarily to the net proceeds that were raised through the Company’s initial public offering, completed on August 8, 2007. The Company ended the second quarter of fiscal 2008 with no long-term debt.
“Our second quarter performance demonstrated our ability to leverage operating expenses while growing revenue in-line with our guidance,” said Tom Holler, Chief Financial Officer. “Although our second quarter cost management initiatives enabled us to exceed profit guidance, we remain committed to our strategy of investing in business development and people practices to support long-term revenue growth.”

Financial Outlook
Virtusa management provided the following current financial guidance:
•	Third quarter 2008 revenue is expected to be in the range of $42.0 to $43.0 million, with diluted EPS of $0.16 to $0.18.

•	Fiscal year 2008 revenue is expected to be in the range of $164.0 to $167.0 million, with diluted EPS of $0.67 to $0.71.
Conference Call and Webcast
Virtusa will host a conference call on October 31, 2007 at 8:00 am Eastern time to discuss the Company’s second quarter financial results, current financial guidance and other corporate developments. To access this call, dial 888-271-8602 (domestic) or 913-312-1393 (international). A replay of this conference call will be available through November 7, 2007 at 888-203-1112 (domestic) or 719-457-0820 (international). The replay passcode is 9072946. A live webcast of this conference call will be available on the “Investors” page of the Company’s website (www.virtusa.com), and a replay will be archived on the website as well.
About Virtusa Corporation
Virtusa is a global information technology (IT) services company providing IT consulting, technology implementation and application outsourcing services. Using its enhanced global delivery model, innovative platforming approach and industry expertise, Virtusa provides cost-effective services that enable its clients to use IT to enhance business performance, accelerate time-to-market, increase productivity and improve customer service.
Founded in 1996 and headquartered in Massachusetts, Virtusa has offices in the United States and the United Kingdom, and global delivery centers in India and Sri Lanka.
“Virtusa” is a registered trademark of Virtusa Corporation.
Media Contact:
Brian Ruby/Susan Hartzell
ICR
brian.ruby@icrinc.com, 203-682-8268
susan.hartzell@icrinc.com, 203-682-8238
Investor Contact:
Staci Strauss Mortenson/Kori Doherty
ICR
staci.mortenson@icrinc.com, 203-682-8273
kori.doherty@icrinc.com, 617-956-6730
Forward-Looking Statements
Certain statements made in this press release that are not based on historical information are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. This press release contains express or implied forward-looking statements relating to, among other things, Virtusa’s expectations concerning management’s forecast of financial performance, the acquisition of new clients and growth of business, and management’s plans, objectives, and strategies. These statements are neither promises nor guarantees, but are subject to a variety of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: our dependence on a limited number of clients as well as clients located principally in the United States and United Kingdom and in concentrated industries; our ability to expand our business or effectively manage growth; restrictions on immigration; the loss of any key member of our senior management team, increasing competition in the IT services outsourcing industry; our ability to hire and retain enough sufficiently trained IT professionals to support our operations; quarterly fluctuations in our earnings; client terminations or contracting delays, or delays in revenue recognition in any reporting period, our ability to attract and retain clients and meet their expectations; our ability to sustain profitability or maintain profitable engagements; our ability to successfully manage our billing and utilization rates and our targeted on-site to offshore delivery mix; technological innovation; our ability to effectively manage our facility, infrastructure and capacity needs; regulatory, legislative and judicial developments in our operations areas; political or economic instability in India or Sri Lanka; any reduction or withdrawal of tax benefits provided to us by the governments of India and Sri Lanka, or new legislation by such governments which could be harmful to us; wage inflation and increases in government mandated benefits in India and Sri Lanka, telecommunications or technology disruptions; worldwide economic and business conditions; currency exchange rate fluctuations of the Indian and Sri Lankan rupee, and the US dollar and the U.K. pound sterling; and the volatility of the market price of our common stock. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Virtusa undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances or otherwise. For additional disclosure regarding these and other risks faced by Virtusa, see the disclosure contained in our public filings with the Securities and Exchange Commission including our Quarterly Report on Form 10-Q for the first fiscal quarter ended June 30, 2007 filed with the Securities and Exchange Commission on September 7, 2007.

Virtusa Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, unaudited)

	September 30, 2007	March 31, 2007
Assets:
Cash and cash equivalents	$49,875	$45,079
Short-term investments	41,348	—
Accounts receivable, net	32,360	28,588
Unbilled accounts receivable	2,994	2,422
Prepaid expenses	7,451	5,266
Deferred income taxes	1,966	3,094
Other current assets	3,206	1,567

Total current assets	139,200	86,016

Property and equipment, net	11,318	7,541
Long-term investments	8,994	41
Restricted cash	1,721	1,588
Deferred income taxes	2,518	1,946
Other long-term assets	511	2,187

Total assets	$164,262	$99,319

Liabilities:
Accounts payable	$2,020	$4,414
Accrued employee compensation and benefits	9,280	6,949
Accrued expenses — other	5,364	4,596
Deferred revenue	1,105	877
Income taxes payable	841	928
Accrued liability — stock appreciation rights	—	1,170

Total current liabilities	18,610	18,934
Long-term liabilities	1,311	264

Total liabilities	19,921	19,198

Redeemable convertible preferred stock	—	60,862

Stockholders’ equity	144,341	19,259

Total liabilities and stockholders’ equity	$164,262	$99,319

Virtusa Corporation and Subsidiaries
Consolidated Statements of Operations
(In thousands except per share amounts, unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Revenue	$40,257	$30,090	$77,703	$55,715
Costs of revenue	23,038	16,231	44,636	30,269

Gross profit	17,219	13,859	33,067	25,446

Total operating expenses	12,510	10,173	25,170	19,446

Income from operations	4,709	3,686	7,897	6,000

Other income (expense)
Interest income, net	932	289	1,428	549
Foreign currency transaction gains (losses)	(129)	44	(436)	425
Other, net	(2)	(96)	(2)	(56)

Total other income	801	237	990	918

Income before income tax expense	5,510	3,923	8,887	6,918
Income tax expense	943	130	1,632	237

Net income	$4,567	$3,793	$7,255	$6,681

Net income per share of common stock:
Basic	$0.21	$0.22	$0.37	$0.38

Diluted	$0.20	$0.21	$0.33	$0.37

Weighted average number of common shares outstanding
Basic (1)	21,253	17,390	19,848	17,366

Diluted	23,216	18,002	21,764	17,907

(1)	The net income per share calculations for the three months and six months ended September 30, 2006 give effect to the automatic conversion of the redeemable convertible preferred stock into 11,425,786 shares of common stock upon the completion of the Company’s initial public offering on August 8, 2007.